QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.2

CERTIFICATION

I, Gregory W. Schafer, certify that:

1.
I have reviewed this annual report on Form 10-K/A of Cerus Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2004
/s/ GREGORY W. SCHAFER Gregory W. Schafer Chief Financial Officer

QuickLinks

CERTIFICATION